                                                                    EXHIBIT 23.2




        REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE



Board of Directors
Crown Group, Inc.

In connection with our audit of the consolidated financial statements of Crown Group, Inc. referred to in our report dated July 16, 2001, which is included in this Annual Report on Form 10-K, we have also audited Schedule I as of and for the years ended April 30, 2001 and 2000. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.




Grant Thornton LLP



Dallas, Texas
July 16, 2001